Exhibit 99.1

WPCS Appoints Sebastian Giordano

as its Chief Executive Officer

Company Expects Solid Growth in 2017

SUISUN, CA - (Marketwired - April 29, 2016) - WPCS International Incorporated (NASDAQ - WPCS), which specializes in low voltage communications and security contracting services, today announced that it has appointed Sebastian Giordano, 58, as Chief Executive Officer of the Company, removing the “Interim” label from his title.

Speaking on behalf of the Board of Directors, Mr. Charles Benton stated, “Since assuming the Interim CEO role in August 2013, Sebastian has demonstrated outstanding leadership skills in crafting and executing a thorough and successful restructuring of WPCS under very challenging circumstances. He now has the Company positioned to implement an exciting growth strategy that the Board fully supports. With the new fiscal year starting on May 1st, the Board believes this was the right time to take such action.”

Giordano added, “While I continue to be humbled and honored by the Board’s ongoing support, righting the ship was a total team effort; a team that fully expects to deliver strong results in fiscal 2017 and beyond.”

About WPCS International Incorporated

WPCS provides low voltage communication and security contracting services to the public services, healthcare, energy and corporate enterprise markets in the United States. For more information, please visit www.wpcs.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements with respect to the Company’s future growth opportunities and strategic plan. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

INVESTOR CONTACT

WPCS International Incorporated
Mr. David Allen

Chief Financial Officer

Phone: 707.759.6008

Email: david.allen@wpcs.com